Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter or By-Laws


Nuveen Investment Funds, Inc.
811-05309

On August 28, 2012, under Conformed Submission
485BPOS, accession number, 0001193125-12-371738,
a copy of the By-Laws of the above-referenced trust was filed with the SEC as exhibit 99.B to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.